FOR IMMEDIATE RELEASE

eROOMSYSTEM TECHNOLOGIES, INC. INVESTS $50,000 IN LEADING
PROVIDER OF APPLIED ARTIFICIAL INTELLIGENCE SOLUTIONS

Investment marks further diversification in eRoom business model

LAKEWOOD, NEW JERSEY - March 13, 2006 - eRoomSystem Technologies, Inc. (OTCBB: ERMS), a supplier of in-room technological amenities for the lodging industry, today announced that it has made an investment of $50,000 in Aprecia, LLC, a leading provider of applied artificial intelligence solutions for gaming and homeland security applications. In consideration for the $50,000 investment, eRoom was issued 2,083,333 shares of common stock which constitutes 9.98% of the issued and outstanding common stock of Aprecia.

The investment in Aprecia marks eRoom’s second investment in a technology company, and follows the 2005 investment in Identica Corporation, a leading distributor and integrator of next-generation biometric security solutions, including the TechSphere hand vascular pattern biometric technology.

David A. Gestetner, Chief Executive Officer and President of eRoom, stated, “The investment in Aprecia represents a further diversification of the eRoom business model. Following our due diligence, we came away very impressed with Aprecia’s unique artificial intelligence solution and its broad applications in the gaming and homeland security sectors.” Mr. Gestetner added, “In a continued effort to maximize shareholder value, we anticipate further diversification of our business model in the future through additional investments in promising emerging-growth companies, or possibly by acquiring an existing operating company on favorable terms.”

Isidore Sobkowski, Chief Executive Officer of Aprecia, stated, “We are excited to have eRoom as an investor in Aprecia as we approach commercialization of our MonitorPlus solution. We look forward to working with eRoom and its management in the roll-out of our proprietary products.”

About eRoomSystem Technologies, Inc.:
eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully automated and interactive refreshment centers, room safes and other applications. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the Over The Counter Bulletin Board under the symbol “ERMS”. You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

About Aprecia, Inc.
Aprecia Inc. is a leading-edge provider of applied artificial intelligence solutions for gaming and homeland security. Aprecia’s MonitorPlus solution automatically examines vast amounts of transaction data and issues alerts upon discovery of potential fraud and potential money-laundering. Aprecia recently entered into an agreement with ESI Integrity Inc. (“ESI”), a leading supplier of independent software for security and risk management in gaming. Through this agreement, ESI will integrate Aprecia’s MonitorPlus artificial intelligence based transactional analysis capability into its industry-leading Integrity product to provide real-time alerting of suspicious wagering patterns and activity. The combined technologies will have the potential to assist gaming operators, regulators and law enforcement agencies in controlling the risks associated with fraud, money laundering, proceeds of crime, and terrorist financing as it relates to gaming. ESI and Aprecia previously announced that the first customer for this technology will be RCI Integrity Services Inc. RCI Integrity Services will be operating a National Monitoring Centre for pari-mutuel wagering in the USA utilizing the enhanced ESI Integrity Monitoring System.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
NOTE: The foregoing is news relating to ERMS and contains forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to ERMS or its management, including without limitation, ERMS and its subsidiaries, are intended to identify such forward-looking statements. The actual results, performance or achievements of ERMS could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the most recently filed Quarterly Report on Form 10-QSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by ERMS and is meant purely for informational purposes.

Press/Investor Contact:
eRoomSystem Technologies, Inc.
investor@eroomsystem.com

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